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                                                                     EXHIBIT 5.1

                       [Thompson & Knight LLP Letterhead]

                                 June 26, 2003

Texas Industries, Inc.
1341 West Mockingbird Lane, Suite 700W
Dallas, Texas 75247

Dear Sirs:

     We have acted as special counsel for Texas Industries, Inc., a Delaware corporation (the "COMPANY"), in connection with the Company's offer (the "EXCHANGE OFFER") to exchange its 10.25% Senior Notes due 2011 to be registered under the Securities Act of 1933 (the "EXCHANGE NOTES") for any and all of its outstanding 10.25% Senior Notes due 2011 (the "OUTSTANDING NOTES"). The Outstanding Notes are, and the Exchange Notes will be, fully and unconditionally guaranteed (the "SUBSIDIARY GUARANTEES," and together with the Exchange Notes, the "SECURITIES") on a joint and several basis by Athens Brick Company, Brookhollow Corporation, Chaparral Steel Company, Chaparral Steel Holdings, Inc., Chaparral Steel Texas, Inc., Chaparral (Virginia) Inc., Creole Corporation, Riverside Cement Holdings Company, Texas Industries Holdings, Inc., TXI California Inc., TXI Cement Company, TXI Corp., and TXI Riverside Inc., each a Delaware corporation; Chaparral Steel Trust, Texas Industries Trust, TXI Operating Trust, each a Delaware statutory trust; TXI Operations, LP, TXI Star Recycling, LP and Chaparral Steel Midlothian, LP, each a Delaware limited partnership; Pacific Custom Materials, Inc. and Partin Limestone Products, Inc., each a California corporation; Riverside Cement Company, a California general partnership; Brook Hollow Properties, Inc., Southwestern Financial Corporation, TXI Aviation, Inc., TXI Power Company and TXI Transportation Company, each a Texas corporation, Brookhollow of Alexandria, Inc., a Louisiana corporation and Brookhollow of Virginia, Inc., a Virginia corporation (collectively, the "INITIAL SUBSIDIARY Guarantors"). The Outstanding Notes have been, and the Exchange Notes will be, issued pursuant to an Indenture dated as of June 6, 2003 (the "INDENTURE"), among the Company, the Initial Subsidiary Guarantors and Wells Fargo Bank, National Association, as Trustee.

     In connection with such matters, we have examined the Indenture (including the Subsidiary Guarantees contained therein), the registration statement on Form S-4 filed by the Company and the Initial Subsidiary Guarantors with the Securities and Exchange Commission for the registration of the Securities under the Securities Act of 1933 (the registration statement, as amended at the time it becomes effective, being referred to as the "REGISTRATION STATEMENT") and such corporate or partnership records of the Company and the Initial Subsidiary Guarantors, certificates of officials of the Company, the Initial Subsidiary Guarantors and public officials and such other documents as we have deemed necessary or appropriate for the purpose of this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents

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Texas Industries, Inc.
June 26, 2003
Page 2

submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

     Based upon the foregoing, subject to the qualifications hereinafter set forth, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Securities proposed to be issued pursuant to the Exchange Offer have been duly authorized for issuance and, subject to the Registration Statement becoming effective under the Securities Act of 1933, and to compliance with any applicable state securities laws, when issued and delivered in accordance with the Exchange Offer and the Indenture, (i) the Exchange Notes will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and the Subsidiary Guarantees contained therein, and (ii) the Subsidiary Guarantees will constitute valid and legally binding obligations of the Initial Subsidiary Guarantors.

     The opinions expressed above are limited by, subject to and based on the assumptions, limitations and qualifications set forth below:

     (a) The validity and binding effect of the Exchange Notes and the Subsidiary Guarantees may be limited or affected by bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such validity and binding effect are considered in a proceeding in equity or at law).

     (b) This opinion is limited in all respects to the laws of the State of Texas, the federal laws of the United States, and, only as to the enforceability of the Exchange Notes and the Subsidiary Guarantees, the laws of the State of New York.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Sincerely,

                                        /s/ THOMPSON & KNIGHT LLP